UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 16, 2004

                         S&P 500(R) GEARED(SM) Fund Inc.
                         -------------------------------
             (Exact name of registrant as specified in its chapter)

         Maryland                    333-118070                 33-1103720
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(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)



4 World Financial Center 5th Floor, New York, NY                     10080
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    (Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code  212-449-8118
                                                   ---------------

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          (Former name or former address, if changed since last report)

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Item 7. Regulation FD Disclosure.

         The following press release was issued by S&P 500(R) GEARED(SM) Fund Inc. on December 16, 2004:

              S&P 500(R) GEARED(SM) FUND INC. UNDERWRITERS EXERCISE
                             OVER-ALLOTMENT OPTION


New York, NY - December 16, 2004 - S&P 500(R) GEARED(SM) Fund Inc. (NYSE: GRE) announced today that it has closed on the underwriters' overallotment option in connection with its previously announced common stock offering. The underwriters exercised 240,000 common shares, a portion of their option. The gross proceeds from the overallotment exercise were $4,582,399.20 and closed on December 15. The total gross proceeds from the offering, including the initial public offering and the over-allotment, were $133,462,376.70.

The Fund's investment objective is to provide total returns, exclusive of fees and expenses of the Fund, linked to the annual performance of the S&P 500 Composite Stock Price Index (the "S&P 500(R) Index" or "Index"). Where the Index has negative returns for an annual period (approximately one year), the Fund seeks to provide annual price returns that track the performance of the Index on a one-for-one basis over the annual period. Where the performance of the Index is positive for an annual period, the Fund seeks to deliver a "geared" return equal to approximately three times the annual price returns of the Index up to a maximum index participation level (the "Maximum Index Participation"). "Price returns" means that the performance of the Index reflects only the price movements of the common stocks included in the Index and does not reflect any dividends declared or paid on those stocks. Regardless of whether the annual price returns of the Index are positive or negative, to the extent the Fund receives dividends on its long S&P 500(R) portfolio, the Fund will distribute those dividends (exclusive of fees and expenses) to its shareholders. The Fund will not participate in any Index returns in excess of the Maximum Index Participation, and as a result the Fund's performance over an annual period will be subject to a maximum annual return cap (the "Annual Return Cap").

The Exercise of a portion of the overallotment has increased the Fund's assets and has decreased the Maximum Index Participation and Annual Return Cap. Based on terms available at the time of the exercise of the overallotment, the actual Maximum Index Participation and actual Annual Return Cap are approximately 4.05% and 12.15% accordingly.

In instances where the return of the Index exceeds the Annual Return Cap, the Fund will under-perform the Index. In future years, the Annual Return Cap could be higher or lower than the Annual Return Cap for the first annual period and could possibly be less than 1%. There can be no assurance that the Fund will achieve its investment objective or be able to structure its investments as anticipated. The Fund is not intended as a complete investment program.

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This press release is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offering of these securities will be made only by means of a prospectus. Copies of a prospectus can be obtained from Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080.

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ from the results projected in the forward looking statements.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         S&P 500(R) GEARED(SM) Fund Inc.
                                         -------------------------------
                                                (Registrant)

                                         /s/ Christopher Yeagley
                                ---------------------------------------------
                                                 (Signature)
Date: December 16, 2004
      -----------------          By:  Christopher Yeagley
                                 Title: Vice-President

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